Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated October 30, 2019, relating to the carve-out financial statements of the ADAPT business segment of Admedus Ltd, in LeMaitre Vascular, Inc.’s Current Report on Form 8-K/A as to which this consent is filed as an exhibit.

/s/ WithumSmith + Brown, PC

East Brunswick, New Jersey

November 14, 2019